Exhibit 99.2

First Quarter 2015 Earnings Presentation April 23, 2015 Dick Weil Chief Executive Officer Jennifer McPeek Chief Financial Officer

1Q 2015 total company long-term net flows of $1.1 billion were led by Janus equity inflows Janus equity net inflows of $2.2 billion in 1Q 2015 marked the strongest quarter of inflows for this business in nearly 7 years; annualized organic growth of 11% meaningfully outperformed the industry (1) Fixed income net inflows of $0.8 billion were driven by continued strength in our fundamental strategies Complex-wide investment performance continues to be strong with more than 50% of assets in the top 2 Morningstar quartiles on a 1-, 3- and 5-year basis (2) Janus Balanced Fund (Class D) received a 2015 Lipper Fund Award for the best Mixed-Asset Target Allocation Moderate Fund for the 10-year period (3) Janus Contrarian Fund (Class I) received a 2015 Lipper Fund Award for the Best Multi-Cap Core Fund for the 3-year period (3) Board of Directors approved a 12.5% increase in the regular quarterly dividend to $0.09 per share from $0.08 per share Executive summary Notes: Industry data reflects U.S. Mutual Fund data from Simfund. References Morningstar relative performance as of March 31, 2015. Refer to p. 29 for 10-year period and quantity of funds in the analysis. For Lipper Best Individual Funds, the calculation periods extend over 36, 60 and 120 months. The highest Lipper Leader for Consistent Return (Effective Return) value within each eligible classification determines the fund classification winner over 3, 5 or 10 years as of December 31, 2014 and no other time periods. For Balanced Fund 256 Mixed-Asset Target Allocation Moderate Funds were eligible for this award for the 10-year period. For Contrarian Fund 654 Multi-Cap Core Funds were eligible for this award for the 3-year period. Only eligible investors may purchase Class D Shares. See a prospectus for eligibility requirements and other available share classes.

Janus Capital Group 1Q 2015 results 1Q 2015 EPS of $0.23 compared to $0.24 in 4Q 2014 Assets Under Management of $189.7 billion at March 31, 2015, increased 3.7% versus December 31, 2014 Operating margin in 1Q 2015 of 28.9% vs. 31.6% in 4Q 2014 Total company long-term net flows were $1.1 billion in 1Q 2015 compared to $2.0 billion in 4Q 2014 Generated LTM cash flow from operations of $195.5 million Note: AUM does not include $2.7 billion of VelocityShares assets. EPS AUM(1) Long-Term Net Flows Margin LTM Cash Flow From Operations

1Q 2015 Results Jennifer McPeek Chief Financial Officer

1Q 2015 financial review EPS Average AUM(1) ($ in billions) Total Revenue ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year Note: AUM does not include $2.7 billion of VelocityShares assets. $254.8 $262.7 4Q 2014 1Q 2015 $80.5 $76.0 31.6% 28.9% 4Q 2014 1Q 2015 $179.2 $186.0 4Q 2014 1Q 2015 $0.24 $0.23 4Q 2014 1Q 2015 $0.16 $0.23 1Q 2014 1Q 2015 $173.0 $186.0 1Q 2014 1Q 2015 $66.9 $76.0 29.1% 28.9% 1Q 2014 1Q 2015 $230.2 $262.7 1Q 2014 1Q 2015

1Q 2015 investment performance summary Notes: References Morningstar relative performance on an asset-weighted, total return basis as of March 31, 2015. Refer to p. 22 and 23 for the 1-, 3- and 5-year periods and p. 29 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Excludes absolute volatility strategies. References relative performance net of fees as of March 31, 2015, as shown on p. 26 and 27. Refer to p. 28 for INTECH mutual fund analysis and disclosure. Complex-wide as of March 31, 2015. Refer to p. 29 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Morningstar ratings are based on risk-adjusted returns. Period Ending March 31, 2015 1-Year 3-Year 5-Year % of Assets in Top Two Morningstar Quartiles Complex-Wide Mutual Fund Assets (1) 63% 69% 55% Fundamental Equity Mutual Fund Assets (1) 73% 68% 50% Fixed Income Mutual Fund Assets (1) 2% 68% 82% % of Relative Return Strategies Which Outperformed Respective Benchmarks Mathematical Equity Strategies (2) 40% 69% 75% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 51%

1Q 2015 long-term net flow summary Notes: Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. Long-term flows do not include VelocityShares. 21% 16% 22% 29% 27% Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales 25% 24% 27% 25% 25% Annualized Redemption Rate Annualized Gross Sales Rate 20% 14% 22% 24% 31% 29% 26% 30% 25% 24% 14% 12% 13% 16% 11% 15% 17% 15% 21% 22% 39% 33% 39% 67% 41% 26% 29% 35% 32% 32% Fundamental Equity ($ in billions) Mathematical Equity ($ in billions) Fixed Income ($ in billions) $2.8 $2.5 $3.1 $5.3 $3.5 ($1.8) ($2.2) ($2.8) ($2.5) ($2.7) $1.0 $0.3 $0.3 $2.8 $0.8 ($10) ($6) ($2) $2 $6 $10 1Q14 2Q14 3Q14 4Q14 1Q15 $1.6 $1.4 $1.6 $2.0 $1.4 ($1.8) ($2.0) ($1.9) ($2.6) ($2.7) ($0.2) ($0.6) ($0.3) ($0.6) ($1.3) ($6) ($3) $0 $3 $6 1Q14 2Q14 3Q14 4Q14 1Q15 $4.6 $3.2 $5.2 $5.6 $7.4 ($6.9) ($6.2) ($7.3) ($5.8) ($5.8) ($2.3) ($3.0) ($2.1) ($0.2) $1.6 ($20) ($10) $0 $10 $20 1Q14 2Q14 3Q14 4Q14 1Q15 $9.0 $7.1 $9.9 $12.9 $12.3 ($10.5) ($10.4) ($12.0) ($10.9) ($11.2) ($1.5) ($3.3) ($2.1) $2.0 $1.1 ($32) ($16) $0 $16 $32 1Q14 2Q14 3Q14 4Q14 1Q15

1Q 2015 total revenue Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. (1) Management Fees Shareowner Servicing Fees and Other Performance Fees Total revenue increased 3% quarter over quarter, driven primarily by an increase in average AUM Average AUM of $186.0 billion in 1Q 2015 increased from $179.2 billion in 4Q 2014 The increase in management fees is primarily attributable to higher average assets Shareowner servicing fees and other revenue increased 10% quarter over quarter due to higher average assets and a full quarter of revenue from VelocityShares Performance fees declined by $1.5 million versus 4Q 2014 due to lower private account performance fees partially offset by better mutual fund performance fees $38.5 $42.4 ($0.8) ($2.3) $217.1 $222.6 $254.8 $262.7 4Q 2014 1Q 2015

1Q 2015 operating expenses 1Q 2015 operating expenses of $186.7 million increased $12.4 million compared to 4Q 2014 Compensation expenses increased 11%, primarily from seasonal payments Long-term incentive compensation increased $5.0 million, primarily due to senior profits interests and new awards granted in 1Q 2015 Discretionary expenses declined 11% versus 4Q 2014 due to a decline in G&A expenses 1Q 2015 operating margin of 28.9% compared to 4Q 2014 operating margin of 31.6% Operating Expenses ($ in millions) Note: 2015 annual long-term incentive compensation is currently expected to be $75 - $80 million. (1) $31.8 $27.8 $6.6 $7.4 $32.5 $34.2 $5.9 $5.7 $15.2 $20.2 $82.3 $91.4 $174.3 $186.7 4Q 2014 1Q 2015 $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long - Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A

1Q 2015 balance sheet profile 3/31/2015 2017 Maturity Investment Securities (2) 12/31/2014 Cash & Investments Debt Debt Cash and Cash Equivalents Notes: Numbers may not foot due to rounding. Includes Seed Investments of $326.6 million, Investments in Advised Mutual Funds of $4.4 million and Investments Related to Deferred Compensation Plans of $13.0 million as of December 31, 2014; includes Seed Investments of $317.8 million, Investments in Advised Mutual Funds of $4.5 million and Investments Related to Deferred Compensation Plans of $12.4 million as of March 31, 2015. Total cash and marketable securities decreased $107 million versus 4Q 2014 Cash and cash equivalents decreased by $97 million, driven by seasonal compensation payments During 1Q 2015, we used cash to fund the following: Share buybacks – $23 million (repurchased 1.4 million shares at an average price of $16.93 per share) Quarterly dividends – $15 million Generated cash flow from operations of $196 million over the last 12 months 2018 Maturity Cash & Investments Balance Sheet Profile (Carrying Value) (1) – 12/31/2014 vs. 3/31/2015 ($ in millions) $453 $355 $344 $335 $797 $690 $345 $345 $106 $107 $451 $451

Topics of Discussion Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

Janus Equity Mutual Fund Performance and Flows

% of Janus Equity Mutual Fund Assets in Top 2 Morningstar Quartiles Based on Total Returns (1)



1-Year
3-Year
51%
78%
68%
76%
3/31/14
3/31/15
3/31/14
3/31/15

Morningstar Percentile Rankings Based on Total Returns (2)

(Year-over-Year Comparison, Top 10 Largest Janus Equity Products Based on Domestic Mutual Fund AUM as of March 31, 2015)

	1-Year		3-Year		5-Year		10-Year	
Fund Name:	3/31/2014	3/31/2015	3/31/2014	3/31/2015	3/31/2014	3/31/2015	3/31/2014	3/31/2015
Balanced	29	15	22	25	73	40	5	5
Twenty	33	76	44	71	89	93	7	15
Janus	78	3	74	29	84	68	77	62
Triton	78	1	36	14	28	8	n/a	2
Research	26	9	36	7	12	16	20	14
Contrarian	1	20	31	1	11	74	4	6
Enterprise	64	5	27	20	16	14	13	11
Growth & Income	55	55	53	58	67	68	54	65
Global Life Sciences	16	15	22	16	33	23	35	30
Venture	59	2	20	8	13	11	18	8

Morningstar Quartile: 1st 2nd 3rd 4th

Janus Equity Flows (3)

($ in billions)



$15
$8
$0
($8)
($15)
Annualized Gross Sales Rate
20%
13%
22%
24%
32%
$4.0
$2.7
$4.5
$4.9
$6.6
$0.5
$2.2
($0.5)
($1.6)
($1.1)
($4.5)
($4.3)
($5.6)
($4.4)
($4.4)
Annualized Redemption Rate
23%
22%
27%
22%
21%
1Q14
2Q14
3Q14
4Q14
1Q15
Gross Sales
Gross Redemptions
Net Sales

Notes:

(1) References Morningstar relative performance on an asset-weighted, total return basis as of March 31, 2014, and March 31, 2015, respectively. Refer to p. 29 for the percent of assets in top 2 Morningstar quartiles for the 5- and 10-year periods, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis as of March 31, 2015.

(2) For Morningstar rank / # of funds detail, refer to p. 24 for the period ending March 31, 2015, and p. 29 for the period ending March 31, 2014.

(3) Annualized sales and redemption rates calculated as a percentage of beginning of period assets.

12

Exchange-Traded Products

- Exchange-traded product ("ETP") average assets of $2.8 billion, as of March 31, 2015, were up 17% from December 31, 2014, driven by increases in volumes and assets in tactical products[1]
- Based on the product make-up today, we expect the tactical product offerings will drive future revenue contribution in the near term (1Q 2015 total revenue from ETPs was $3.6 million)
- Looking forward, we are focused on growing a three-pronged ETP business, including actively managed exchange-traded funds ("ETFs") and Enhanced Beta ETFs, in addition to the Tactical ETPs we have today

ETP Average Asset Breakdown – By Product Type [1]
($ in billions)



$1.5
$0.1
$0.2
$0.4
$0.9
$1.7
$0.1
$0.2
$0.5
$0.9
$1.8
$0.1
$0.2
$0.5
$1.0
$2.4
$0.1
$0.2
$0.7
$1.5
$2.8
$0.1
$0.2
$1.1
$1.3
1Q 2014
2Q 2014
3Q 2014
4Q 2014
1Q 2015
VelocityShares Tactical Assets:
Equity Volatility
Energy
Metals
Janus Enhanced Beta

Note:
(1) Source: FactSet. Average ETP assets do not include a VelocityShares private fund. Numbers may not foot due to rounding. Tickers and fund names included by product type are as follows: Equity Volatility includes TVIX (VelocityShares Daily 2x VIX Short-Term ETN), VIIX (VelocityShares Daily Long VIX Short-Term ETN), XIV (VelocityShares Daily Inverse VIX Short-Term ETN), TVIZ (VelocityShares Daily 2x VIX Medium-Term ETN), VIIZ (VelocityShares Daily Long VIX Medium-Term ETN) and ZIV (VelocityShares Daily Inverse VIX Medium-Term ETN); Energy includes UWTI (VelocityShares 3x Long Crude Oil ETN), DWTI (VelocityShares 3x Inverse Crude Oil ETN), UGAZ (VelocityShares 3x Long Natural Gas ETN) and DGAZ (VelocityShares 3x Inverse Natural Gas ETN); Metals include UGLD (VelocityShares 3x Long Gold ETN), DGLD (VelocityShares 3x Inverse Gold ETN), USLV (VelocityShares 3x Long Silver ETN) and DSLV (VelocityShares 3x Inverse Silver ETN); Enhanced Beta includes SPXH (Janus Velocity Volatility Hedged Large Cap ETF), TRSK (Janus Velocity Tail Risk Hedged Large Cap ETF) and ERW (Janus Equal Risk Weighted Large Cap ETF).

13

Private Account Performance Fees

- Majority of the private account AUM subject to performance fees are INTECH strategies
- Due to the wide variety of performance fee structures, private account performance fee revenue can meaningfully fluctuate on a quarter-to-quarter basis
- The measurement period that determines performance fees varies by account; however, ~40% are based on a 1-year or shorter measurement period [2]



Private Account AUM Subject to Performance Fees (1)
($ in billions)
$14.1
$17.3
$17.5
December 2013
December 2014
March 2015



Timing of Private Account Performance Fees
(Based on AUM as of March 31, 2015)
1Q 30%
2Q 17%
3Q 13%
4Q 40%

Notes:
(1) AUM presented reflects end of period amounts, as of December 31st and March 31st, respectively.
(2) Underlying provisions vary on an account-by-account basis and may impact measurement periods.

14

Q&A Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

Appendix

AUM by investment discipline and distribution channel $189.7 billion in AUM as of 3/31/15 (1) By Investment Discipline By Distribution Channel Retail Intermediary ($117.4bn) Growth / Core ($67.3bn) Money Market ($1.2bn) Mathematical ($51.1bn) U.S. Institutional ($41.5bn) International ($30.8bn) Fixed Income ($35.7bn) Global / International ($22.8bn) Value ($11.6bn) Note: AUM does not include $2.7 billion of VelocityShares assets. Percentages may not foot due to rounding. 62% 22% 16% 35% 27% 19% 12% 6% 1%

1Q 2015 EPS of $0.23 compared to $0.24 in 4Q 2014 March 31, December 31, Variance March 31, March 31, Variance ($ in millions, except AUM and per share) 2015 2014 (%) 2015 2014 (%) Average AUM ($ in billions) 186.0 $ 179.2 $ 3.8% 186.0 $ 173.0 $ 7.5% Revenues 262.7 $ 254.8 $ 3.1% 262.7 $ 230.2 $ 14.1% Operating expenses 186.7 174.3 7.1% 186.7 163.3 14.3% Operating income 76.0 $ 80.5 $ -5.6% 76.0 $ 66.9 $ 13.6% Operating margin 28.9% 31.6% 28.9% 29.1% Interest expense (7.3) $ (7.2) $ -1.4% (7.3) $ (9.4) $ 22.3% Investment gains (losses), net 4.4 (3.0) n/m 4.4 (1.1) n/m Other income (expense), net (0.1) 3.1 n/m (0.1) 0.6 n/m Income tax provision (26.8) (26.6) -0.8% (26.8) (25.9) -3.5% Net income 46.2 $ 46.8 $ -1.3% 46.2 $ 31.1 $ 48.6% Noncontrolling interests (1.6) (0.1) n/m (1.6) (0.6) n/m Net income attributable to JCG 44.6 $ 46.7 $ -4.5% 44.6 $ 30.5 $ 46.2% Allocation of earnings to restricted stock 1.6 1.5 6.7% 1.6 1.0 60.0% Net income attributable to JCG common shareholders 43.0 $ 45.2 $ -4.9% 43.0 $ 29.5 $ 45.8% Diluted earnings per share attributable to JCG common shareholders 0.23 $ 0.24 $ -4.2% 0.23 $ 0.16 $ 43.8% Diluted weighted average shares outstanding (in millions) 188.1 186.0 1.1% 188.1 185.2 1.6% Quarter Ended Quarter Ended

1Q 2015 operating margin of 28.9% versus 31.6% in 4Q 2014 March 31, December 31, Variance March 31, March 31, Variance ($ in millions, except AUM) 2015 2014 (%) 2015 2014 (%) Average AUM ($ in billions) 186.0 $ 179.2 $ 3.8% 186.0 $ 173.0 $ 7.5% Revenues Investment management fees 222.6 $ 217.1 $ 222.6 $ 208.2 $ Performance fees - mutual funds (8.7) (9.5) (8.7) (17.9) Performance fees - private accounts 6.4 8.7 6.4 2.0 Shareowner servicing fees and other 42.4 38.5 42.4 37.9 Total revenues 262.7 $ 254.8 $ 3.1% 262.7 $ 230.2 $ 14.1% Basis points Investment management fees 48.5 48.1 48.5 48.8 Investment management fees and performance fees 48.0 47.9 48.0 45.1 Operating expenses Employee compensation and benefits 91.4 $ 82.3 $ 91.4 $ 80.5 $ Long-term incentive compensation 20.2 15.2 20.2 12.0 Marketing and advertising 5.7 5.9 5.7 5.0 Distribution 34.2 32.5 34.2 32.8 Depreciation and amortization 7.4 6.6 7.4 6.6 General, administrative and occupancy 27.8 31.8 27.8 26.4 Total operating expenses 186.7 $ 174.3 $ 7.1% 186.7 $ 163.3 $ 14.3% Operating income 76.0 $ 80.5 $ -5.6% 76.0 $ 66.9 $ 13.6% Operating margin 28.9% 31.6% 28.9% 29.1% Quarter Ended Quarter Ended

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1] (AUM $ in millions, performance fees $ in thousands)	EOP AUM 3/31/2015	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	1Q 2015 P&L Impact
Janus Contrarian Fund [3]	$4,569.6	S&P 500® Index	0.64%	± 15 bps	± 7.00%	$1,235.3
Janus Research Fund [3]	4,781.8	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	1,139.9
Janus Global Research Fund [3,4]	3,632.1	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	119.8
Janus Global Real Estate Fund [5]	294.6	FTSE EPRA / NAREIT Global Index	0.75%	± 15 bps	± 4.00%	26.1
Janus International Equity Fund [6]	288.9	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	(74.7)
INTECH U.S. Core Fund [7]	741.1	S&P 500® Index	0.50%	± 15 bps	± 4.00%	160.5
Perkins Mid Cap Value Fund [3]	6,629.9	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(4,074.7)
Perkins Small Cap Value Fund [8]	1,770.0	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	(895.7)
Perkins Large Cap Value Fund [8]	174.8	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(54.3)
Janus Fund [9]	9,347.6	Core Growth Index	0.64%	± 15 bps	± 4.50%	(986.7)
Perkins Global Value Fund [9,10]	276.7	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(67.9)
Janus Aspen Overseas Portfolio [11]	1,076.2	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(525.2)
Janus Overseas Fund [12]	2,744.1	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(1,978.5)
Janus Twenty Fund [13]	9,301.1	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(2,828.8)
Janus Forty Fund [13]	3,222.9	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	151.8
Janus Emerging Markets Fund [14]	32.5	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	(2.9)
Janus Asia Equity [15]	10.7	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	1.5
Perkins Select Value [16]	82.1	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	(27.9)
Total Existing Funds with Fees	**$48,976.6**					**($8,682.3)**

Please refer to footnotes on p. 21.

20

Mutual funds with performance-based advisory fees (cont.) Notes: The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. The performance measurement period began on 2/1/2006, and the performance adjustment was implemented as of 2/1/2007. Effective close of business on March 15, 2013, Janus Global Research Fund merged with and into Janus Worldwide Fund; following the merger, Janus Worldwide Fund was renamed Janus Global Research Fund (the “Combined Fund”). The Combined Fund’s surviving performance track record is that of the former Janus Global Research Fund, and the performance measurement benchmark is the MSCI World Index. For three years after the merger, Janus will waive its management fee to at least a level that is equivalent to the fee rate the Combined Fund would have paid if, after the merger, the performance history of Janus Worldwide Fund were used to calculate the performance fee adjustment to the base management fee. The performance measurement period began on 12/1/2007 and the performance adjustment was implemented as of 12/1/2008. Beginning 7/1/2010, Janus Global Real Estate Fund’s benchmark index changed from the FTSE EPRA/NAREIT Developed Index to the FTSE EPRA/NAREIT Global Index for purposes of measuring the Fund’s performance and calculating the performance adjustment. Because the Fund’s performance adjustment is based upon a rolling 36-month performance measurement period, comparisons to the FTSE EPRA/NAREIT Global Index will not be fully implemented until 36 months after July 1, 2010. During this transition period, the Fund's returns will be compared to a blended index return. The performance measurement period began on 12/1/2006, and the performance adjustment was implemented as of 12/1/2007. The performance measurement period began on 1/1/2006, and the performance adjustment was implemented as of 1/1/2007. Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund. The performance measurement period began on 1/1/2009, and the performance adjustment was implemented as of 1/1/2010. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 6/30/2011. Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 9/30/2011. The performance measurement period began on 8/1/2010, and the performance adjustment was implemented as of 10/31/2011. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 12/31/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 7/29/2011, and the performance adjustment was implemented as of 7/31/2012. The performance measurement period began on 1/1/2012, and the performance adjustment was implemented as of 12/31/2012.

Complex-Wide: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds % of Assets Complex-wide performance (1) Note: References Morningstar relative performance as of March 31, 2015. Refer to p. 29 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 21% 20% 31% 44% 49% 30% 35% 31% 11% 18% 51% 56% 63% 56% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 28% 36% 26% 32% 37% 42% 29% 38% 34% 24% 70% 64% 64% 66% 61% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 28% 23% 28% 28% 33% 28% 30% 35% 35% 28% 55% 53% 63% 63% 60% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 17% 13% 32% 56% 60% 34% 53% 29% 1% 3% 52% 67% 62% 57% 63% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 26% 25% 29% 46% 47% 39% 37% 42% 35% 22% 64% 63% 71% 82% 69% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 16% 15% 14% 22% 27% 20% 21% 37% 31% 28% 36% 36% 50% 53% 55% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15

Fundamental Equity: Percent in Top 2 Morningstar Quartiles Based on Total Returns Fundamental equity performance (1) 1-Year 3-Year 5-Year % of Funds % of Assets Note: References Morningstar relative performance as of March 31, 2015. Refer to p. 29 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 15% 17% 33% 50% 55% 27% 36% 29% 14% 19% 41% 52% 62% 64% 74% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 18% 29% 24% 36% 38% 44% 29% 35% 31% 23% 62% 57% 59% 67% 60% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 28% 22% 22% 25% 25% 22% 22% 34% 31% 28% 50% 44% 56% 56% 53% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 9% 12% 34% 64% 70% 35% 51% 21% 1% 2% 44% 63% 55% 66% 73% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 21% 20% 33% 54% 54% 38% 36% 33% 27% 15% 59% 57% 66% 81% 68% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 18% 16% 14% 24% 30% 15% 13% 31% 24% 21% 32% 29% 45% 48% 50% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15

Complex-wide mutual fund rankings [1]

Janus Investment Funds ("JIF") and Janus Aspen Series ("JAS")

Morningstar Rankings Based on Total Returns as of 03/31/2015

	PM Inception	Morningstar Category	1 Year		3 Years		5 Years		10 Years		Since PM Inception	
			Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Janus Equity												
Janus Aspen Balanced Instl	Apr-05	Moderate Allocation	15	137/940	18	154/849	27	207/772	2	12/602	2	13/617
Janus Aspen Enterprise Instl	Oct-07	Mid-Cap Growth	4	26/768	12	86/714	10	67/680	4	25/616	16	101/651
Janus Aspen Forty Instl	Jun-13	Large Growth	3	49/1759	17	284/1710	74	1140/1538	11	141/1334	25	424/1741
Janus Aspen Global Allocation Mod Instl	Aug-11	World Allocation	27	151/554	32	153/485					14	58/432
Janus Aspen Global Research Instl	Mar-11	World Stock	3	30/1213	6	57/984	33	266/808	59	300/508	27	238/876
Janus Aspen Global Technology Instl	May-11	Technology	31	66/211	29	59/203	36	73/203	30	59/195	26	54/203
Janus Aspen Janus Instl	May-11	Large Growth	3	39/1759	20	334/1710	43	668/1538	45	603/1334	31	506/1615
Janus Aspen Overseas Instl	Jun-03	Foreign Large Blend	98	753/764	98	688/701	98	639/652	10	44/467	9	36/416
Janus Aspen Preservation - Growth Instl	Jan-12	Large Growth	23	401/1759	95	1635/1710					93	1589/1698
Janus Asia Equity I	Jul-11	Pacific/Asia ex-Japan Stk	12	11/87	41	32/76					49	38/76
Janus Balanced T	Apr-05	Moderate Allocation	15	143/940	25	213/849	40	307/772	5	28/602	5	28/617
Janus Contrarian T	Jun-11	Large Blend	20	321/1609	1	10/1453	74	1011/1353	6	63/1122	8	103/1411
Janus Diversified Alternatives I	Dec-12	Multialternative	23	86/381							82	226/274
Janus Emerging Markets I	Dec-10	Diversified Emerging Mkts	21	169/820	51	307/601					71	332/464
Janus Enterprise T	Oct-07	Mid-Cap Growth	5	37/768	20	138/714	14	97/680	11	67/616	23	146/651
Janus Forty S	Jun-13	Large Growth	4	70/1759	23	385/1710	79	1221/1538	15	192/1334	25	425/1741
Janus Global Allocation Cnsrv T	Aug-14	World Allocation	30	164/554	47	229/485	43	157/362			‡	
Janus Global Allocation Growth T	Aug-14	World Allocation	22	119/554	11	53/485	21	77/362			‡	
Janus Global Allocation Moderate T	Aug-14	World Allocation	28	155/554	28	137/485	36	129/362			‡	
Janus Global Life Sciences T	Apr-07	Health	15	19/128	16	20/123	23	28/122	30	35/117	24	28/117
Janus Global Real Estate I	Nov-07	Global Real Estate	67	155/232	21	43/208	45	85/188			4	7/154
Janus Global Research T	Feb-05	World Stock	3	35/1213	32	317/984	11	83/808	1	4/508	1	4/500
Janus Global Select T	Aug-12	World Stock	10	120/1213	89	880/984	90	730/808	26	131/508	12	129/1064
Janus Global Technology T	May-11	Technology	39	82/211	32	66/203	44	90/203	31	61/195	35	72/203
Janus Growth & Income T	Nov-07	Large Blend	55	880/1609	58	843/1453	68	923/1353	65	730/1122	67	846/1257
Janus International Equity I	Jun-10	Foreign Large Growth	59	207/351	52	169/327	58	182/314			63	200/316
Janus Overseas T	Jun-03	Foreign Large Blend	99	758/764	99	695/701	98	644/652	24	113/467	21	85/416
Janus Preservation Series - Global I	Dec-11	World Stock	29	350/1213	95	941/984					94	897/947
Janus Preservation Series - Growth I	May-11	Large Growth	26	455/1759	99	1704/1710					99	1609/1615
Janus Research T	Jan-06	Large Growth	9	155/1759	7	108/1710	16	246/1538	14	188/1334	9	119/1387
Janus T	May-11	Large Growth	3	50/1759	29	486/1710	68	1049/1538	62	832/1334	46	738/1615
Janus Triton T	May-13	Small Growth	1	4/746	14	95/712	8	51/679	2		14	97/724
Janus Twenty T	May-13	Large Growth	76	1345/1759	71	1221/1710	93	1441/1538	15	196/1334	78	1361/1741
Janus Venture T	May-13	Small Growth	2	12/746	8	55/712	11	72/679	8	44/582	12	85/724

Morningstar Quartile: 1st 2nd 3rd 4th

Note:
(1) Refer to p. 29 for additional Morningstar disclosure. ‡ In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year.

24

Complex-wide mutual fund rankings, cont. (1)

Janus Investment Funds ("JIF") and Janus Aspen Series ("JAS")

Morningstar Rankings Based on Total Returns as of 03/31/2015

	PM Inception	Morningstar Category	1 Year Percentile Rank (%)	1 Year Rank / Total Funds	3 Years Percentile Rank (%)	3 Years Rank / Total Funds	5 Years Percentile Rank (%)	5 Years Rank / Total Funds	10 Years Percentile Rank (%)	10 Years Rank / Total Funds	Since PM Inception Percentile Rank (%)	Since PM Inception Rank / Total Funds
Fixed Income												
Janus Aspen Flexible Bond Instl	May-07	Intermediate-Term Bond	57	606/1066	23	229/1012	22	206/955	4	28/849	3	22/886
Janus Flexible Bond T	May-07	Intermediate-Term Bond	61	654/1066	29	289/1012	30	283/955	7	60/849	6	52/886
Janus Global Bond I	Dec-10	World Bond	24	90/384	26	83/324					24	70/290
Janus High-Yield T	Dec-03	High Yield Bond	71	545/763	56	380/682	37	219/600	29	149/517	34	169/500
Janus Multi-Sector Income I	Feb-14	Multisector Bond	6	18/284							9	24/284
Janus Real Return I	Oct-12	Multisector Bond	67	192/284	96	229/237					69	173/248
Janus Short-Term Bond T	May-07	Short-Term Bond	71	390/546	55	274/498	56	270/478	28	116/408	31	140/455
INTECH												
Janus Aspen INTECH US Low Volatil Svc	Sep-12	Large Blend	5	82/1609							60	899/1486
INTECH Global Income Mgd Vol I	Dec-11	World Stock	79	963/1213	69	682/984					86	822/947
INTECH Intl Mgd Volatility I	May-07	Foreign Large Blend	78	598/764	11	72/701	23	152/652			35	188/540
INTECH U.S. Core T	Feb-03	Large Growth	40	697/1759	12	200/1710	13	190/1538	49	652/1334	25	308/1254
INTECH US Mgd Volatility I	Dec-05	Large Value	7	85/1357	4	40/1239	6	70/1166			27	285/1049
INTECH US Mgd Volatility II S	Jan-03	Large Growth	49	857/1759	31	530/1710	25	385/1538	74	989/1334	61	760/1244
Perkins												
Janus Aspen Perkins Mid Cap Value Svc	Dec-02	Mid-Cap Value	81	384/472	94	425/449	93	385/410	66	226/339	66	204/307
Perkins Global Value T	Apr-05	World Stock	66	801/1213	61	604/984	56	453/808	69	353/508	69	363/524
Perkins International Value I	Apr-13	Foreign Large Value	15	55/364							53	192/364
Perkins Large Cap Value I	Dec-08	Large Value	61	832/1357	78	976/1239	78	912/1166			72	831/1157
Perkins Mid Cap Value T	Aug-98	Mid-Cap Value	77	366/472	94	424/449	93	384/410	68	230/339	10	17/160
Perkins Select Value I	Dec-11	Mid-Cap Value	82	388/472	96	432/449					95	422/440
Perkins Small Cap Value T	Feb-97	Small Value	11	49/435	76	312/408	84	297/351	17	53/316	N/A	N/A
Perkins Value Plus Income I	Jul-10	Moderate Allocation	30	279/940	37	314/849					40	312/779

Morningstar Quartile: 1st 2nd 3rd 4th

Note:
(1) Refer to p. 29 for additional Morningstar disclosure. Since PM inception performance for Perkins Small Cap Value T Shares is not available for comparison.

25

Mathematical equity performance: relative return strategies (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 3/31/2015 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	16.49	17.86	15.73	8.90	11.07
U.S. Enhanced Plus Net		16.17	17.52	15.39	8.57	10.68
S&P 500® Index		12.73	16.11	14.47	8.01	9.60
Difference versus S&P 500® Index Net of Fees		3.43	1.40	0.93	0.56	1.08
U.S. Large Cap Growth Gross	7/93	12.11	15.51	14.94	8.44	12.80
U.S. Large Cap Growth Net		11.58	14.97	14.40	7.94	12.23
S&P 500® Growth Index		16.11	16.85	15.77	8.95	9.60
Difference versus S&P 500® Growth Index Net of Fees		(4.53)	(1.88)	(1.37)	(1.01)	2.63
U.S. Enhanced Index Gross	4/98	12.56	16.07	14.53	8.44	6.69
U.S. Enhanced Index Net		12.23	15.71	14.18	8.11	6.34
S&P 500® Index		12.73	16.11	14.47	8.01	5.71
Difference versus S&P 500® Index Net of Fees		(0.50)	(0.40)	(0.29)	0.10	0.63
U.S. Broad Large Cap Growth Gross	11/00	17.58	17.78	17.04	9.13	5.28
U.S. Broad Large Cap Growth Net		17.01	17.20	16.45	8.58	4.74
Russell 1000® Growth Index		16.09	16.34	15.63	9.36	3.01
Difference versus Russell 1000® Growth Index Net of Fees		0.92	0.86	0.82	(0.77)	1.73
U.S. Broad Enhanced Plus Gross	4/01	14.64	17.65	15.87	8.75	8.04
U.S. Broad Enhanced Plus Net		14.30	17.29	15.51	8.43	7.70
Russell 1000® Index		12.73	16.45	14.73	8.34	6.70
Difference versus Russell 1000® Index Net of Fees		1.56	0.84	0.78	0.09	1.00
U.S. Large Cap Core Gross	8/01	16.80	18.32	15.72	8.76	8.02
U.S. Large Cap Core Net		16.22	17.75	15.16	8.25	7.51
S&P 500® Index		12.73	16.11	14.47	8.01	6.08
Difference versus S&P 500® Index Net of Fees		3.48	1.64	0.69	0.24	1.43
U.S. Broad Large Cap Value Gross	8/04	8.01	16.84	14.73	7.97	9.08
U.S. Broad Large Cap Value Net		7.62	16.41	14.31	7.57	8.67
Russell 1000® Value Index		9.33	16.44	13.75	7.21	8.05
Difference versus Russell 1000® Value Index Net of Fees		(1.71)	(0.02)	0.55	0.35	0.62
Global Large Cap Core Gross	1/05	7.40	15.01	12.74	8.60	8.52
Global Large Cap Core Net		6.93	14.49	12.21	8.05	7.96
MSCI World® Index		6.60	12.82	10.62	6.98	6.70
Difference versus MSCI World® Index Net of Fees		0.32	1.66	1.59	1.07	1.27
International Large Cap Core Gross	11/06	(0.79)	11.91	9.06	-	5.00
International Large Cap Core Net		(1.20)	11.44	8.61	-	4.56
MSCI EAFE® Index		(0.48)	9.52	6.64	-	2.64
Difference versus MSCI EAFE® Index Net of Fees		(0.72)	1.92	1.96	-	1.92
U.S. Broad Enhanced Index Gross	10/08	11.88	16.54	14.81	-	11.88
U.S. Broad Enhanced Index Net		11.64	16.29	14.56	-	11.60
Russell 1000® Index		12.73	16.45	14.73	-	12.02
Difference versus Russell 1000® Index Net of Fees		(1.10)	(0.16)	(0.17)	-	(0.42)

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 28 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

26

Mathematical equity performance: relative return strategies (cont.) [1]

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 3/31/2015 [2] 1 Year	3 Year	5 Year	10 Year	Since Inception
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	6.53	15.34	12.98	-	16.66
Global Large Cap Core ex Japan (Kokusai) Net		6.07	14.77	12.41	-	16.06
MSCI KOKUSAI® World ex Japan Index		6.09	13.14	11.09	-	15.57
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		(0.01)	1.64	1.31	-	0.49
European Large Cap Core Gross (EUR)	1/10	22.10	22.53	16.29	-	16.70
European Large Cap Core Net (EUR)		21.47	21.87	15.66	-	16.07
MSCI Europe® Index (EUR)		22.65	18.20	12.08	-	12.36
Difference versus MSCI Europe® Index (EUR) Net of Fees		(1.18)	3.67	3.58	-	3.72
Global All Country Enhanced Index Gross	11/11	5.12	11.83	-	-	13.11
Global All Country Enhanced Index Net		4.76	11.44	-	-	12.71
MSCI All Country World® Index		5.97	11.35	-	-	12.57
Difference versus MSCI All Country World® Index Net of Fees		(1.21)	0.09	-	-	0.15
Global Enhanced Index Gross	6/12	6.17	-	-	-	18.09
Global Enhanced Index Net		5.80	-	-	-	17.69
MSCI World® Index		6.60	-	-	-	17.71
Difference versus MSCI World® Index Net of Fees		(0.80)	-	-	-	(0.02)
Enhanced Index North America Gross	7/12	10.94	-	-	-	17.88
Enhanced Index North America Net		10.64	-	-	-	17.55
MSCI North America® Index		11.55	-	-	-	18.06
Difference versus MSCI North America® Index Net of Fees		(0.91)	-	-	-	(0.51)
Large Cap Core USA Gross	8/12	11.94	-	-	-	19.77
Large Cap Core USA Net		11.46	-	-	-	19.29
MSCI USA® Index		12.85	-	-	-	19.16
Difference versus MSCI USA® Index Net of Fees		(1.39)	-	-	-	0.13
Global All Country Core Gross	5/13	6.06	-	-	-	10.83
Global All Country Core Net		5.51	-	-	-	10.21
MSCI All Country World® Index		5.97	-	-	-	10.28
Difference versus MSCI All Country World® Index Net of Fees		(0.46)	-	-	-	(0.07)
Emerging Markets Core Gross	6/13	2.47	-	-	-	0.53
Emerging Markets Core Net		1.66	-	-	-	(0.26)
MSCI Emerging Markets® Index		0.79	-	-	-	0.81
Difference versus MSCI Emerging Markets® Index Net of Fees		0.87	-	-	-	(1.07)
Global All Country Core Select Gross	6/13	6.76	-	-	-	12.13
Global All Country Core Select Net		6.04	-	-	-	11.37
MSCI All Country World® Index		5.97	-	-	-	10.89
Difference versus MSCI All Country World® Index Net of Fees		0.07	-	-	-	0.48
Global Defensive Core Gross	4/14	10.20	-	-	-	10.20
Global Defensive Core Net		9.59	-	-	-	9.59
Russell Global Large Cap Defensive® Index		6.10	-	-	-	6.10
Difference versus Russell Global Large Cap Defensive® Index Net of Fees		3.50	-	-	-	3.50

Past performance is no guarantee of future results.

Notes:

(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 28 for performance disclosure.

(2) Differences may not agree with input data due to rounding.

27

Mathematical equity performance disclosure For the period ending March 31, 2015, 40%, 60%, 100% and 33% of the relative return mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH US Managed Volatility Fund II – Class S (1/03); INTECH U.S. Core Fund – Class T (2/03); INTECH US Managed Volatility Fund – Class I (12/05); INTECH International Managed Volatility Fund – Class I (5/07), INTECH Global Income Managed Volatility Fund – Class I (12/11) and INTECH Emerging Markets Fund – Class I (12/14). INTECH's focus on managed volatility may keep the Fund from achieving excess returns over its index. The strategy may underperform during certain periods of up markets and may not achieve the desired level of protection in down markets. The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results do not reflect the deduction of investment advisory fees actually charged to the accounts in the composite. However, the net performance results do reflect the deduction of model investment advisory fees. Through 12/31/04, net returns were derived using the maximum fixed fee in effect for each strategy. As of 1/1/05, net returns are calculated by applying the standard fee schedule in effect for the respective period to each account in the composite on a monthly basis. Actual advisory fees may vary among clients invested in this strategy. Actual advisory fees paid may be higher or lower than model advisory fees. Some clients may utilize a performance-based fee. For U.S. Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices typically use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are valued as of the close of their respective local markets. Non-U.S. securities are translated into U.S. dollars using the 4:00 PM London spot rate. Non-U.S. investments are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. These risks are magnified in emerging markets. With respect to European Large Cap Core, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs, and are gross of dividend tax withholdings. Mathematical equity strategies included in the investment performance summaries include those strategies with at least a 1-year track record. Absolute volatility strategies are excluded. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products This report has not been approved, reviewed or produced by MSCI.

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). VelocityShares ETNs are issued by Credit Suisse AG (Credit Suisse), the Janus Volatility Hedged Large Cap ETF and the Janus Velocity Tail Risk Hedged ETF are advised by ALPS Advisors, Inc. (ALPS), and the Janus Equal Risk Weighted Large Cap ETF is advised by Exchange Traded Concepts, LLC (ETC). Credit Suisse, ALPS and ETC are not affiliated with Janus Capital Group Inc. “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all relative return, discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. "Janus Equity Mutual Funds" means all mutual funds managed by Janus that invest in equity securities. Perkins and INTECH funds are excluded. Mutual fund relative performance analysis shown is for each Fund's parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. Morningstar Comparative Performance Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1. For the 1-, 3-, 5- and 10-year periods ending March 31, 2015, 67%, 61%, 60% and 78% of the 55, 51, 40 and 32 Complex-Wide mutual funds; 74%, 60%, 53% and 77% of the 42, 40, 32 and 26 Fundamental Equity mutual funds; 29%, 50%, 75% and 100% of the 7, 6, 4 and 4 Fixed Income mutual funds; and 82%, 70%, 63% and 86% of the 34, 33, 27 and 22 Janus Equity mutual funds outperformed the majority of their Morningstar peers based on total returns. On an asset-weighted basis, 80% of the Complex-Wide mutual fund assets, 77% of the Fundamental Equity mutual fund assets and 100% of the Fixed Income mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 10-year period; 56% and 83% of the Janus Equity mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 5- and 10-year periods, respectively. As of March 31, 2014, 1-, 3-, 5- and 10-year Class T Shares Morningstar Rankings were: 1376/1768, 1220/1643, 1309/1549 and 1039/1347 for the Janus Fund in the Large Growth category; 16/1615, 449/1470, 150/1393 and 36/1140 for the Janus Contrarian Fund in the Large Blend category; 448/1768, 589/1643, 188/1549 and 267/1347 for the Janus Research Fund in the Large Growth category; 584/1768, 718/1643, 1380/1549 and 87/1347 for the Janus Twenty Fund in the Large Growth category; 886/1615, 784/1470, 936/1393 and 617/1140 for the Janus Growth & Income Fund in the Large Blend category; 472/736, 194/717, 108/677 and 78/605 for the Janus Enterprise Fund in the Mid-Cap Growth category; 564/722, 248/694, 183/659 and N/A for the Janus Triton Fund in the Small Growth category; 430/722, 140/694, 87/659 and 100/554 for the Janus Venture Fund in the Small Growth category; 21/132, 28/126, 42/126 and 42/118 for the Janus Global Life Sciences Fund in the Health category; and 263/900, 174/792, 542/743 and 26/597 for the Janus Balanced Fund in the Moderate Allocation category. The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a 3-year performance history. For the period ending March 31, 2015, 55%, 48% and 63% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 51, 40 and 32 funds, respectively. 51 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity linked Investments and companies with relatively small market capitalizations. Each fund has different risks, please see a Janus prospectus for more information about risks, fund holdings and other details.

Other important disclosures Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure performance of global developed and emerging equity markets. MSCI All Country World ex-U.S. IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. MSCI North America Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the developed equity markets in Canada and the United States. MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. Russell Global Large Cap Defensive Index measures the performance of the investable securities in the Global Large Cap Defensive segment of the market. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC. C-0415-88230 07-15-15

Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2014, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.